Exhibit 10.38

INTERNATIONAL

SALES REPRESENTATION AGREEMENT

1. Challenger Powerboats, Inc. (hereinafter referred to as “we”) hereby designates and appoints, NAUTIQUE INTERNATIONAL, INC.  (hereinafter referred to as “you”) as our sole and exclusive sales representative for the export and sale of all products from time to time manufactured or dealt in by us (hereinafter referred to as “our line”) upon the following terms and conditions.

2. You shall have the sole and exclusive right to sell and market our line exclusively for export inclusive of Canada, but excludes the Caribbean and Bahamas, for those products carried in the High Performance Series and the Family Performance Series (see Exhibit A).  This right shall include the sole and exclusive right to sell our line in all instances in which any of the products in our line are destined for shipment, use or service in the territory.

3. You shall give our line the full benefit of your sales organization and aggressively promote the sale of our line, taking into consideration import and export restrictions, exchange controls and varying political relations between the United States and any particular foreign government.

4. On all orders placed with us by you, we shall invoice direct to the customer our price list as agreed upon by us a  six (6) percent (%) sales commission which will be granted to you on the FOB Factory value, payable upon our receipt of payment.  It is understood that our prices are revised by us from time to time to meet competitive conditions.  We shall give you at least sixty (60) days written notice in advance of any such change in our price.

5. Our terms of sale will be as mutually agreed upon per customer and all orders will be promptly delivered.

6. You will pay all of your operating, travel and business expenses or as mutually agreed an expense budget will be allocated for definitive travel etc. as deemed necessary.

7. We shall, at our expense, furnish customers with reasonable quantities of our descriptive materials, advertising literature, price lists, catalog sheets and stationery overprinted as you reasonably may request and we will provide you with technical information with respect to any of the products in our line.

8. We warrant and represent that all products in our line are, and at the time of delivery will be of good workmanship and material, capable of being used in the manner and for the purpose for which such products are intended to be used.  We also warrant and represent that none of the products in our line breach any patent or trademark rights of others.  We agree to save and hold you harmless from any cost or liability which you may incur by reason of our breach of any of the foregoing warranties.

9. Neither party shall be responsible to the other for any delays in performing their respective obligations under this agreement because of strikes, walkouts, acts of God or other causes beyond our respective control.  If we are so prevented from promptly filling any order placed with us by you, we shall promptly inform you in writing and use our best efforts to make delivery promptly after such conditions have been remedied.

 SALES REPRESENTATION AGREEMENT

PAGE TWO

10. Any notices furnished hereunder shall be in writing and shall be served by registered mail – addressed as follows:

To You:

Nautique International, Inc.

7727 Dean Road

Indianapolis, IN 46240

To Us:

Challenger Powerboats, Inc.

300 Westlink Drive

Washington, MO  63090

11. This agreement shall be construed in accordance with the laws of the State of Missouri and shall not be assignable; however, it shall inure to the benefit of and be binding upon the successors of our respective businesses.

12. This agreement shall be in full force and effect for an initial period of two (2) years from the date of your written acceptance noted below and shall continue in effect from year to year thereafter.  Termination of this agreement may be effected by either of us on the last day of one (1) full year should the sales criteria agreed upon below not by attained by you.  Following the initial two (2) years, this agreement shall remain in effect subject to annual sales increases of 10% (percent) or as otherwise mutually agreed.

Year One units

           Year Two units

Nautique International, Inc.

Signature:  /s/ John A. Babbitt

Title:

President

Date:

11-28-07

Challenger Powerboats, Inc.

Signature:  /s/ Laurie A. Phillips

Title:

President & CEO

Date:

12-07-06